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                                                                   EXHIBIT 99.5




                    CONSENT OF PERSON TO BE NAMED AS TRUSTEE


         I hereby agree to become a trustee of Equity Residential Properties Trust ("EQR") upon the effectiveness of the merger of Merry Land & Investment Company, Inc. with and into EQR, and consent to the reference thereto under the headings "Interests of Certain Persons in the Transactions" and "Management and Operation of EQR After the Merger" in the Joint Proxy Statement/Prospectus /Information Statement constituting a part of the foregoing Registration Statement on Form S-4.




                                                           /s/  Boone A. Knox
                                                          -------------------
                                                          Boone A. Knox

Dated: August 10, 1998




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                    CONSENT OF PERSON TO BE NAMED AS TRUSTEE


         I hereby agree to become a trustee of Equity Residential Properties Trust ("EQR") upon the effectiveness of the merger of Merry Land & Investment Company, Inc. with and into EQR, and consent to the reference thereto under the headings "Interests of Certain Persons in the Transactions" and "Management and Operation of EQR After the Merger" in the Joint Proxy Statement/Prospectus /Information Statement constituting a part of the foregoing Registration Statement on Form S-4.




                                                       /s/ Michael N. Thompson
                                                       ------------------------
                                                       Michael N. Thompson



Dated: August 10, 1998